UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2018 (December 19, 2018)

SB FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, OH	43512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 783-8950

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 19, 2018, The State Bank and Trust Company (State Bank), received the results of a Federal Reserve Community Reinvestment Act (CRA) examination completed in 2018. State Bank received a CRA institution rating of “Satisfactory”.

Mark A. Klein, Chairman, President and CEO of State Bank commented, “Our previous rating was not reflective of our 116 year history of serving our communities at the highest levels. We are pleased that our hard work has been recognized and that we once again have a CRA rating that reflects that community commitment. With the upgrade in our CRA rating, we can pursue a number of strategic opportunities.

Headquartered in Defiance, Ohio, SB Financial Group, Inc (SB Financial) is a diversified financial services holding company for the State Bank & Trust Company. State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 20 banking centers; 19 in nine Ohio counties and one center in Fort Wayne, Indiana, and 26 full-service ATMs. The Company has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2018, SB Financial was ranked #72 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: December 26, 2018	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

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